Exhibit 99.1

ACORDA THERAPEUTICS, INC. PRESS RELEASE

18 April 2016 at 11:00 p.m. (EET) / 4:00 p.m. (New York Time)

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA, HONG KONG OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW.

COMPLETION OF ACORDA THERAPEUTICS’ VOLUNTARY TENDER OFFER FOR ALL OF THE ISSUED AND OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES, STOCK OPTIONS, SHARE UNITS AND WARRANTS IN BIOTIE THERAPIES CORP. AND MATTERS RELATED THERETO.

On 11 March 2016, Acorda Therapeutics, Inc. (Nasdaq: ACOR) (“Acorda” or the “Offeror”) commenced a voluntary public tender offer to purchase all of the issued and outstanding shares (“Shares”), American Depositary Shares (“ADSs”), stock options (“Option Rights”), share units (“Share Rights”) and warrants (“Warrants”) (such securities, collectively, the “Equity Interests”) in Biotie Therapies Corp (Nasdaq Helsinki: BTH1V; Nasdaq: BITI) (“Biotie” or the “Company”) that are not owned by Biotie or any of its subsidiaries (the “Tender Offer”). The initial acceptance period for the Tender Offer (the “Offer Period”) expired on 8 April 2016.

Today, Acorda announced the closing of its purchase of the Equity Interests tendered during the Offer Period. In accordance with the terms and conditions of the Tender Offer, the offer consideration was paid to the holders of Equity Interests who had validly accepted the Tender Offer by 8 April 2016, with Equity Interests denominated in U.S. dollars paid based on the European Central Bank EUR/USD spot rate of 1.1396 as of the close of business on 12 April 2016.

In order to allow holders of Equity Interests who did not tender their Equity Interests by 8 April 2016 to accept the Tender Offer, as announced on 13 April 2016, the Offeror has commenced a subsequent offer period in accordance with the terms and conditions of the Tender Offer (the “Subsequent Offer Period”). The Subsequent Offer Period commenced at 9:30 a.m. (EET) / 2:30 a.m. (New York Time) on 14 April 2016 and will expire at 4:00 p.m. (EET) / 9:00 a.m. (New York Time) on 28 April 2016.

During the Subsequent Offer Period, the Tender Offer can be accepted in accordance with the acceptance procedures described in the terms and conditions of the Tender Offer. The acceptance of the Tender Offer during the Subsequent Offer Period is binding and cannot be withdrawn. Further information and instructions can be obtained from any branch office of the cooperative banks belonging to the OP Financial Group or Helsinki OP Bank Ltd. or in Acorda’s prior press releases and public filings.

As previously disclosed, Acorda intends to commence subsequent compulsory redemption proceedings (the “Subsequent Compulsory Redemption”) to redeem the remaining outstanding Shares (including Shares represented by ADSs) in accordance with the Finnish Companies Act, following which time Biotie will become a wholly-owned subsidiary of Acorda. Upon completion of such Subsequent Compulsory Redemption, each holder of Shares will be entitled to payment for such Shares equal to the fair value of such Shares as determined by an arbitral tribunal. Although holders of ADSs will not participate directly in the Subsequent Compulsory Redemption, subject to the terms of the ADS deposit agreement and less any fees and expenses incurred under the ADS deposit agreement, holders of ADSs will be entitled to receive the value determined by the arbitral tribunal for each Share represented by their ADSs.

2 (4)

ADS holders may participate directly in the Subsequent Compulsory Redemption by withdrawing the shares represented by their ADSs from the ADS program in accordance with the terms of the ADS deposit agreement.

Following today’s purchase of Equity Interests tendered during the Offer Period, the ADSs may no longer meet the quantitative requirements for continued listing on the Nasdaq Global Select Market and Biotie’s shares and ADSs may become eligible for deregistration under the Securities Exchange Act of 1934, as amended. Acorda intends to apply for such deregistration and to delist the ADSs from the Nasdaq Global Select Market as soon as practicable once the requirements for termination of registration and delisting are met.

INDUCEMENT EQUITY AWARDS

In connection with the closing of our Biotie tender offer, to encourage certain employees of Biotie and its subsidiaries to remain with Biotie following the closing, and also to encourage certain expected new hires to join Biotie and/or one of its subsidiaries, on the tender offer closing date we granted (or in the case of new hires, expect to grant on the employment commencement date) an aggregate of approximately 367,000 of the following equity awards to up to 32 employees (including new hires): approximately 52,000 retention restricted stock awards, which will vest in installments of 20%, 30% and 50% on the first, second and third anniversaries of the grant date, respectively; approximately 270,000 of our standard new hire stock options that vest one fourth on the first anniversary of the grant date, and thereafter over three years in equal quarterly installments; and 45,000 of our standard new hire restricted stock awards that vest in equal installments on the first four anniversaries of the grant date. The foregoing equity awards have been or will be granted as “inducement awards” outside of our stockholder-approved 2015 Omnibus Incentive Compensation Plan consistent with applicable NASDAQ rules.

FURTHER INFORMATION

For further information, please contact:

Felicia Vonella, Investor Relations

Tel. + 1 914 326 5146, e-mail: fvonella@acorda.com

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, epilepsy, post-stroke walking deficits, migraine, and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit www.acorda.com.

About Biotie Therapies

Biotie is a biopharmaceutical company focused on products for neurodegenerative and psychiatric disorders. Biotie’s development has delivered Selincro (nalmefene) for alcohol dependence, which received European marketing authorization in 2013 and is currently being

3 (4)

rolled out across Europe by partner H. Lundbeck A/S. The current development products include tozadenant for Parkinson’s disease, which is in Phase 3 development, and two additional compounds which are in Phase 2 development for cognitive disorders including Parkinson’s disease dementia, and primary sclerosing cholangitis (PSC), a rare fibrotic disease of the liver.

For more information, please visit www.biotie.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, any other products under development, or the products that we would acquire if we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

Additional Information

Investors and holders of Biotie equity securities are strongly advised to read the tender offer statement, including the offer to purchase, letter of transmittal, acceptance forms and other related tender offer documents and the related solicitation/recommendation statement on Schedule 14D-9 that have been filed by Biotie with the SEC, because contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the Tender Offer Document and related documents may be obtained free of charge by directing a request to us at www.acorda.com or Office of the Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502.

In addition to the Schedule TO, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other

4 (4)

information filed by us at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

THE TENDER OFFER WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND AND THE UNITED STATES.

IN ADDITION, THE TENDER OFFER DOCUMENT, THE RELATED DOCUMENTS AND THIS RELEASE WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG. THE TENDER OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG.

This release is for informational purposes only and does not constitute a tender offer document or an offer, solicitation of an offer or an invitation to a sales offer. Potential investors in Finland shall accept the Tender Offer only on the basis of the information provided in the tender offer document, as supplemented, approved by the Finnish Financial Supervisory Authority and related materials.